     Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Gerald Lau and Sean Webster, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-K/A of Biopack Environmental Solutions Inc. for the period ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Biopack Environmental Solutions Inc.

Dated: August 5, 2010

/s/Gerald Lau
Gerald Lau, President and Chief Executive Officer
(Principal Executive Officer)

/s/ Sean Webster
Sean Webster
Chief Financial Officer, Secretary and Treasurer
(Principal Financial Officer and Principal Accounting
Officer)